NORTEL NETWORKS CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year ended December 31, 2004

	Nortel	PEC
	Networks	Solutions,	Pro forma		Pro forma
(millions of U.S. dollars, except per share amounts)	Corporation	Inc.	adjustments	Note	total

Revenues	$9,828	$203	$4	4(a)	$10,035
Cost of revenues	5,750	127	—		5,877

Gross profit	4,078	76	4		4,158

Selling, general and administrative expense	2,138	47	16	4(b)(c)(d)	2,201
Research and development expense	1,959	—	—		1,959
Amortization of intangibles	10	2	3	4(b)	15
Special charges	180	—	—		180
(Gain) loss on sale of businesses and assets	(98)	—	—		(98)

Operating earnings (loss)	(111)	27	(15)		(99)

Other income — net	231	2	—		233
Interest expense
Long-term debt	(193)	(3)	—		(196)
Other	(10)	—	—		(10)

Earnings (loss) from continuing operations before income taxes and minority interests	(83)	26	(15)		(72)
Income tax benefit (expense)	29	(10)	10	4(e)	29

	(54)	16	(5)		(43)
Minority interests — net of tax	(46)	—	—		(46)

Net earnings (loss) from continuing operations	$(100)	$16	$(5)		$(89)

Basic and diluted earnings (loss) per common share from continuing operations	$(0.02)				$(0.02)

Weighted average number of shares outstanding
Basic and diluted (in millions)	4,337				4,337

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

NORTEL NETWORKS CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six months ended June 30, 2005

		PEC Solutions, Inc.
	Nortel	Three months	Period
	Networks	ended	April 1, 2005,		Pro forma	Pro forma
(millions of U.S. dollars, except per share amounts)	Corporation	March 31, 2005	to June 3, 2005	Note	adjustments	Note	total

Revenues	$5,391	$64	$45		$—		$5,500
Cost of revenues	3,099	41	19		—		3,159

Gross profit	2,292	23	26		—		2,341

Selling, general and administrative expense	1,153	14	22		13	4(b)(d)	1,202
Research and development expense	953	—	—		—		953
Amortization of intangibles	4	1	—		1	4(b)	6
Special charges	111	—	—		—		111
(Gain) loss on sale of businesses and assets	37	—	—		—		37

Operating earnings (loss)	34	8	4		(14)		32

Other income (expense) — net	104	1	(49)	4(d)	42	4(d)	98
Interest expense
Long-term debt	(101)	(1)	—		—		(102)
Other	(4)	—	—		—		(4)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings of associated companies	33	8	(45)		28		24
Income tax benefit (expense)	(9)	(3)	1		2	4(e)	(9)

	24	5	(44)		30		15
Minority interests — net of tax	(31)	—	—		—		(31)
Equity in net earnings of associated companies — net of tax	2	—	—		—		2

Net earnings (loss) from continuing operations	$(5)	$5	$(44)		$30		$(14)

Basic and diluted earnings (loss) per common share from continuing operations	$(0.00)						$(0.00)

Weighted average number of shares outstanding
Basic and diluted (in millions)	4,338						4,338

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited)
Year ended December 31, 2004 and six months ended June 30, 2005
(millions of U.S. dollars, except per share amounts, unless otherwise stated)
1.	Description of transaction:

On June 3, 2005, Nortel Networks Inc. (“NNI”), an indirect subsidiary of Nortel Networks Corporation (“Nortel”), indirectly acquired approximately 26,693,725 shares of PEC Solutions, Inc. (“PEC”) representing approximately 95.6 percent of the outstanding shares of common stock of PEC (the “Acquisition”), through a cash tender offer at a price of $15.50 per share. Any shares that were not purchased in the tender offer ceased to be outstanding and were converted into the right to receive cash in the amount of $15.50 per share. The aggregate purchase consideration for accounting purposes in connection with the acquisition of PEC was approximately $449, including estimated costs of acquisition of $8.

All outstanding vested stock options of PEC that had an exercise price of less than $15.50 per option were purchased by PEC for $15.50 per option less the applicable exercise price, or approximately $42 in aggregate. Of this amount, Nortel reimbursed PEC $33, which is included in the purchase price consideration. All outstanding unvested stock options of PEC that had an exercise price of less than $15.50 per option will be purchased for $15.50 per option less the applicable exercise price, or approximately $1 in aggregate. All other outstanding stock options of PEC were cancelled. PEC also had an employee share purchase plan, and all outstanding units under this plan were purchased for $15.50 per unit less the stock price of PEC as of January 1, 2005, or approximately $1 in aggregate.

In order to comply with the U.S. National Industrial Security Program and to mitigate foreign ownership, control or influence, voting control of PEC must be vested in citizens of the U.S. Accordingly, proxy holders for Nortel’s shares of PEC were appointed and approved by the U.S. Defense Security Service. In accordance with a proxy agreement executed in July 2005, the proxy holders exercise all prerogatives of ownership with complete freedom to act independently and have assumed full responsibility for the voting stock. The Acquisition has been accounted for using the Purchase method as Nortel has determined that PEC is a Variable Interest Entity and Nortel is the primary beneficiary.

Certain employees of PEC have agreed to place in escrow a portion of the cash proceeds they received (the “Escrow Proceeds”), 50% of which is to be released on each of the first and second anniversary dates of the Acquisition, provided certain conditions are satisfied, including that the option holders are employees of PEC or its successor at that time.

2.	Basis of presentation:

Pro forma condensed consolidated statements of operations

The accompanying unaudited pro forma condensed consolidated statements of operations (the “Statements”) give effect to the Acquisition as if it had been consummated on January 1, 2004.

The Statements have been prepared by management in accordance with accounting principles generally accepted in the United States (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The accounting policies used in the preparation of the Statements are consistent with those used by Nortel in the preparation of Nortel’s consolidated financial statements for the year ended December 31, 2004 and the three and six months ended June 30, 2005.

The Statements have been prepared using the following information and such other supplementary information as was considered necessary to reflect the Acquisition in the Statements and should be read in conjunction with the financial statements listed below:
(i)	Audited consolidated financial statements of Nortel for the year ended December 31, 2004;

(ii)	Audited consolidated financial statements of PEC for the year ended December 31, 2004;

(iii)	Unaudited consolidated interim financial statements of Nortel for the three and six months ended June 30, 2005; and

(iv)	Unaudited consolidated interim financial statements of PEC for the three months ended March 31, 2005.
The Statements do not include the anticipated financial benefits arising from the Acquisition, including anticipated cost savings. The Statements should not be considered indicative of the actual results of operations or the financial position that would have resulted had the Acquisition been effected on the date indicated, or the results that may be obtained in the future.

Certain elements of the Nortel and PEC consolidated financial statements have been reclassified to provide a consistent classification format.

3.	Accounting for the Acquisition:

The acquisition is accounted for using the purchase method of accounting. The total purchase price consideration is comprised of the following:

Cash	$441
Estimated transaction costs	8

$449

The purchase price will be allocated to the assets acquired (including identifiable intangible assets arising from the purchase) and liabilities assumed based on their estimated fair value at the date of acquisition.

The allocation of the purchase price presented below is based on management’s best current estimate of the relative values of the assets acquired and liabilities assumed in the Acquisition. However, because a full valuation of those assets and liabilities has not yet been finalized, the final allocation of the purchase price may differ from the allocation presented below, and the difference may be material.

The following table sets out the preliminary purchase price allocation information for the Acquisition:

Purchase price	$449

Assets acquired:
Cash and cash equivalents	$26
Accounts receivable — net	65
Other current assets	34
Investments	8
Plant and equipment	32
Other intangible assets	84
Goodwill	271
Other assets	5

525

Less liabilities assumed:
Trade and other accounts payable	6
Payroll and benefit-related liabilities	15
Other accrued liabilities	19
Long-term debt	33
Other liabilities	3

76

Fair value of net assets acquired	$449

As a result of the Acquisition, a net deferred tax liability of $23 was recognized, due to differences between the estimated fair value of assets acquired and liabilities assumed, and PEC’s tax basis in those assets and liabilities. This deferred tax liability is fully offset, however, by an adjustment to Nortel’s deferred tax valuation allowance because Nortel will be able to offset the tax liability by drawing down previously unrecognized loss carryforwards.

4.	Pro forma assumptions and adjustments:

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 and the year ended December 31, 2004 incorporate the following adjustments:
(a)	Revenue recognized by PEC on certain contracts prior to the finalization of applicable amendments was adjusted to conform to Nortel’s revenue recognition policy. Nortel recognizes revenue on its contracts when applicable contract amendments are finalized. Revenue has been increased by nil and $4 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, to reflect the impact of these adjustments in those periods.

(b)	Effective upon the Acquisition, all of PEC’s previously recorded intangible assets were revalued as described below. Pro forma amortization expense has been reduced by $2 and $2 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, to reflect the elimination of historical amortization expense recognized on these intangible assets in those periods.

A portion of the purchase price was allocated to intangible assets arising in the Acquisition based on management’s best estimate of fair values based on preliminary studies undertaken by management. Estimated fair values and amortization periods of intangible assets, other than goodwill, are as follows:

		Amortization
	Fair value	period (years)

Trade name	$7	4
Software licenses	1	10
Customer contracts and relationships	76	10

Total intangible assets	$84

Pro forma amortization expense has been increased by $3 and $5 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, to reflect the amortization of intangible assets arising on the Acquisition. An extension in the estimated average useful life of the PEC customer contracts and relationships, trade name and software licenses by one year would reduce the pro forma amortization expense and pro forma net loss by $1 and $1 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively.

Pro forma depreciation expense has been reduced by nil and $1 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, to reflect the elimination of depreciation expense recognized in those periods on certain PEC plant and equipment. Due to PEC’s equity interest in a limited liability corporation (“LLC”) that owns one of PEC’s office facilities, PEC was treated for accounting purposes as the owner of the office facility. Upon the Acquisition, as legal ownership of the facilities resides with the LLC, Nortel did not record the asset and the related liability.

However, as the office facility lease qualifies as a capital lease for accounting purposes, Nortel recorded the present value of the future minimum lease payments in plant and equipment and related long-term capital lease obligation as part of the acquired assets and liabilities assumed. Pro forma depreciation has been increased by $1 and $2 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, to reflect the amortization of assets acquired under capital lease over the average lease term, being 13.5 years.

(c)	Interest expense has been adjusted to eliminate the interest expense recognized by PEC on the long-term lease obligation recorded as a result of its involvement with the construction of one of its office facilities and to record the interest expense related to the capital lease obligation for the same office facility (note 4(b)). In addition, rent expense has been adjusted to eliminate the portion of the lease payments PEC had allocated to the rental of the land, as the capital lease obligations relates to both the land and building for this office facility.

	Six months ended	Year ended
	June 30,	December 31,
Increase (decrease)	2005	2004

Interest expense:
Long-term lease obligation — PEC	$(1)	$(3)
Long-term debt	1	3
Selling, general and administrative expense	—	(1)

(d)	Pursuant to the terms of the Acquisition, PEC, or its successor, has agreed to purchase unvested options as they vest at a price of $15.50 per option less the applicable exercise price per option. As a result, $2 has been recorded as deferred compensation expense, and is amortized to expense over the applicable vesting periods of the unvested options.

Escrow Proceeds are treated as deferred compensation and are recognized in the Statements as compensation expense over the escrow period of two years. Pro forma selling, general and administrative (“SG&A”) expense has been increased by $5 and $10 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, to reflect the amortization of the deferred compensation. In addition, immediately prior to the Acquisition, PEC recognized an expense of $42 related to the agreement to purchase all vested options with an exercise price less than $15.50 per option. As this purchase relates directly to the Acquisition, pro forma other income has been increased by $42 for the six months ended June 30, 2005, to reflect the elimination of expense recognized by PEC.

Nortel expenses employee stock-based compensation using the fair value based method for all awards granted or modified after January 1, 2003. PEC accounts for its stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. Accordingly, PEC has not recorded any stock-based compensation cost, as all options granted under PEC’s stock option plans had an exercise price equal to the market value of the underlying common stock on the date of grant. In order to conform the accounting policies of PEC to those of Nortel, the following adjustments have been made:

	Six months ended	Year ended
	June 30,	December 31,
Increase (decrease)	2005	2004

Increase in selling, general and administrative expense to recognize the deferred compensation expense	$—	$2
Increase in selling, general and administrative expense to recognize the deferred compensation expense	5	10
Increase in selling, general and administrative expense to account for PEC options using the fair value based method	7	4

(e)	Income tax expense of PEC in the amount of $2 and $10 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, has been eliminated on a pro forma consolidated basis as Nortel can offset this expense with a reduction in its valuation allowance recorded against its deferred tax assets.

5.	Pro forma earnings per share:

The following table sets forth the calculation of pro forma basic and diluted earnings (loss) per share from continuing operations:

	Six months	Year
	ended	ended
	June 30,	December 31,
	2005	2004

Numerator:

Pro forma net earnings (loss) from continuing operations	$(14)	$(89)

Denominator:
Weighted average number of shares outstanding - basic and diluted	4,338	4,337

Pro forma loss per share -
Basic and diluted	$(0.00)	$(0.02)